EXHIBIT 99.1

Varonis Announces Second Quarter 2017 Financial Results

Total revenues of $50.2 million, up 30% year-over-year
License revenues of $28.4 million, up 31% year-over-year

NEW YORK, Aug. 03, 2017 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq:VRNS), a leading provider of software solutions that protect data from insider threats and cyberattacks, today announced results for the second quarter ended June 30, 2017.

Yaki Faitelson, Varonis CEO, said, “This was another strong quarter for Varonis with both license and total revenues increasing 30% or greater.  We continue to experience strong demand drivers for our business and are executing well on our key goals of increasing awareness and adoption for our solutions, more effectively targeting companies with 1,000 or more employees with larger customer lifetime values, and innovating to expand the value we deliver to our customers. With the Varonis Data Security Platform, we are delivering a strategic approach to not only protect enterprise data from cyberattacks, but also from insider threats and data breaches.”

Financial Highlights for the Second Quarter Ended June 30, 2017

Revenues:

  Total revenues were $50.2 million, up 30% compared with the second quarter of 2016.
  License revenues were $28.4 million, up 31% compared with the second quarter of 2016.
  Maintenance and services revenues were $21.8 million, up 29% compared with the year-ago period.

Operating Income (Loss):

  GAAP operating loss was ($5.3) million for the quarter, compared to ($5.6) million in the second quarter of 2016.
  Non-GAAP operating income was $0.1 million for the quarter, compared to a loss of ($2.1) million in the second quarter of 2016.

Net Income (Loss):

  GAAP net loss was ($5.0) million, compared to GAAP net loss of ($6.5) million in the second quarter of 2016.
  GAAP net loss per basic and diluted share was ($0.18) in the second quarter of 2017 compared to ($0.25) in the second quarter of 2016, based on 27.3 million and 26.3 million basic and diluted common shares outstanding, respectively.
  Non-GAAP net income was $0.4 million, compared to non-GAAP net loss of ($3.0) million in the second quarter of 2016.
  Non-GAAP net income per diluted share was $0.01 in the second quarter of 2017, compared to non-GAAP net loss per basic and diluted share of ($0.12) in the second quarter of 2016, based on 30.5 million diluted common shares outstanding and 26.3 million basic and diluted common shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP net income (loss) from operations and net income (loss) for the three and six months ended June 30, 2017 and 2016. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of June 30, 2017, the Company had $121.6 million in cash and cash equivalents and short-term investments compared with $113.8 million as of December 31, 2016.
  During the six months ended June 30, 2017, the Company generated $7.4 million in cash from operations, compared with $2.3 million of cash provided by operations in the prior-year period.

Recent Business Highlights

  For the second quarter of 2017, total revenues in the United States increased 36% over the prior-year period to $33.1 million, total revenues from EMEA increased 17% over the prior-year period to $13.9 million, and total revenues from Rest of World increased 29% over the prior-year period to $3.2 million.
  Generated 55% of license and first year maintenance revenues from new customers and 45% from existing customers in the second quarter of 2017, compared to 59% and 41%, respectively, in prior-year period.
  Added 254 new customers during the second quarter of 2017 compared with 285 in the prior-year period.
  As of June 30, 2017, 50% of customers had purchased two or more product families, up from 46% as of June 30, 2016.
  Recent findings from a customer survey with TechValidate show that approximately 80% of respondents detected critical security issues with DatAlert, including ransomware, hijacked accounts, employees stealing data, and administrators violating policy.

Financial Outlook

For the third quarter of 2017, Varonis expects revenues in the range of $50.0 million to $50.8 million, representing 22% to 24% year-over-year growth. The Company anticipates third quarter 2017 non-GAAP operating income in the range of $100,000 to $500,000 and non-GAAP net loss per basic and diluted share in the range of ($0.01) to $0.00, based on a tax provision of $450,000 to $650,000 and 27.5 million basic and diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

For the full year 2017, Varonis now expects revenues in the range of $205.0 million to $207.0 million, representing 25% to 26% year-over-year growth. The Company now anticipates full year 2017 non-GAAP operating income of $2.7 million to $3.7 million and non-GAAP net income per diluted share in the range of $0.07 to $0.09, based on a tax provision of $1.9 million to $2.3 million and 30.5 million diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net income per diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

Conference Call and Webcast

Varonis will host a conference call today, August 3, 2017, at 5:00 p.m., Eastern Time, to discuss the Company’s second quarter 2017 financial results, current financial guidance and other corporate developments.  To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international).  The passcode is 13665665. A replay of this conference call will be available through August 10, 2017 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 13665665.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2017 and 2016, non-GAAP operating income (loss) is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and six months ended June 30, 2017 and 2016, non-GAAP net income (loss) is calculated as net loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data security solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; and Varonis’ ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a leading provider of software solutions that protect data from insider threats and cyberattacks. Through its innovative Data Security Platform, Varonis allows organizations to analyze, secure, manage, and migrate their volumes of unstructured data. Varonis specializes in file and email systems that store valuable spreadsheets, word processing documents, presentations, audio and video files, emails, and text. This rapidly growing data often contains an enterprise's financial information, product plans, strategic initiatives, intellectual property, and confidential employee, customer or patient records. IT and business personnel deploy Varonis software for a variety of use cases, including data security, governance and compliance, user behavior analytics, archiving, search, and file synchronization and sharing. With offices and partners worldwide, Varonis had approximately 5,750 customers as of June 30, 2017, spanning leading firms in financial services, healthcare, public, industrial, insurance, energy and utilities, media and entertainment, consumer and retail, technology and education sectors.

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

	Unaudited		Unaudited
Revenues:
Licenses	$28,420	$21,742	$47,575	$35,586
Maintenance and services	21,754	16,899	42,979	33,525
Total revenues	50,174	38,641	90,554	69,111

Cost of revenues	4,878	3,721	9,550	7,217

Gross profit	45,296	34,920	81,004	61,894

Operating costs and expenses:
Research and development	11,498	8,905	21,907	17,742
Sales and marketing	32,560	26,840	63,371	51,204
General and administrative	6,582	4,760	12,095	9,322
Total operating expenses	50,640	40,505	97,373	78,268

Operating loss	(5,344)	(5,585)	(16,369)	(16,374)

Financial income (expenses), net	950	(605)	1,419	40

Loss before income taxes	(4,394)	(6,190)	(14,950)	(16,334)

Income taxes	(641)	(303)	(964)	(509)

Net loss	$(5,035)	$(6,493)	$(15,914)	$(16,843)

Net loss per share of common stock, basic and diluted	$(0.18)	$(0.25)	$(0.59)	$(0.64)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	27,321,837	26,273,380	27,137,930	26,195,269

Stock-based compensation expense for the three and six months ended June 30, 2017 and 2016 is included in the Consolidated Statements of Operations as follows (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

	Unaudited		Unaudited

Cost of revenues	$273	$172	$500	$318
Research and development	1,301	793	2,431	1,458
Sales and marketing	2,362	1,628	4,421	2,803
General and administrative	1,323	780	2,311	1,418
	$5,259	$3,373	$9,663	$5,997

Payroll tax expense related to stock-based compensation for the three and six months ended June 30, 2017 and 2016 is included in the Consolidated Statements of Operations as follows (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

	Unaudited		Unaudited

Cost of revenues	$12	$9	$45	$22
Research and development	13	2	28	10
Sales and marketing	166	60	485	123
General and administrative	8	8	43	22
	$199	$79	$601	$177

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2017	2016
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$53,539	$48,315
Short-term investments	68,039	65,493
Trade receivables, net	41,313	53,861
Prepaid expenses and other current assets	7,571	3,650
Total current assets	170,462	171,319

Long-term assets:
Other assets	818	609
Property and equipment, net	11,160	9,910
Total long-term assets	11,978	10,519

Total assets	$182,440	$181,838

Liabilities and stockholders' equity
Current liabilities:
Trade payables	$1,348	$1,288
Accrued expenses and other short term liabilities	30,769	28,479
Deferred revenues	57,457	58,478
Total current liabilities	89,574	88,245

Long-term liabilities:
Deferred revenues	3,889	3,562
Severance pay	1,472	1,664
Other liabilities	5,273	5,628
Total long-term liabilities	10,634	10,854

Stockholders' equity:
Common stock	27	27
Accumulated other comprehensive income (loss)	2,128	(479)
Additional paid-in capital	204,751	189,335
Accumulated deficit	(124,674)	(106,144)
Total stockholders' equity	82,232	82,739
Total liabilities and stockholders' equity	$182,440	$181,838

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2017	2016
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(15,914)	$(16,843)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,284	1,066
Stock-based compensation	9,663	5,997
Capital gain from disposal of fixed assets	(2)	-
Changes in assets and liabilities:
Trade receivables	12,548	13,943
Prepaid expenses and other current assets	(1,783)	47
Trade payables	60	(538)
Accrued expenses and other short term liabilities	2,769	16
Severance pay	(192)	21
Deferred revenues	(694)	(1,144)
Other long term liabilities	(355)	(224)
Net cash provided by operating activities	7,384	2,341

Cash flows from investing activities:
Decrease (increase) in short-term investments	(2,556)	4,750
Increase in long-term deposits	(160)	(27)
Increase in restricted cash	(49)	(7)
Proceeds from sale of property and equipment	2	-
Purchase of property and equipment	(2,534)	(1,447)
Net cash provided by (used in) investing activities	(5,297)	3,269

Cash flows from financing activities:
Proceeds from employee stock plans, net	3,137	1,251
Net cash provided by financing activities	3,137	1,251

Increase in cash and cash equivalents	5,224	6,861
Cash and cash equivalents at beginning of period	48,315	49,241
Cash and cash equivalents at end of period	$53,539	$56,102

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

	Unaudited		Unaudited
Reconciliation to non-GAAP income (loss) from operations:

GAAP operating loss	$(5,344)	$(5,585)	$(16,369)	$(16,374)

Add back:
Stock-based compensation expense	5,259	3,373	9,663	5,997
Payroll tax expenses related to stock-based compensation	199	79	601	177

Non-GAAP operating income (loss)	$114	$(2,133)	$(6,105)	$(10,200)

Reconciliation to non-GAAP net income (loss):

GAAP net loss	$(5,035)	$(6,493)	$(15,914)	$(16,843)

Add back:
Stock-based compensation expense	5,259	3,373	9,663	5,997
Payroll tax expenses related to stock-based compensation	199	79	601	177

Non-GAAP net income (loss)	$423	$(3,041)	$(5,650)	$(10,669)

Non-GAAP net income (loss) per common share - basic	$0.02	$(0.12)	$(0.21)	$(0.41)
Non-GAAP net income (loss) per common share - diluted	$0.01	$(0.12)	$(0.21)	$(0.41)
GAAP net loss per common share - basic and diluted	$(0.18)	$(0.25)	$(0.59)	$(0.64)

Non-GAAP weighted average number of common shares outstanding - basic	27,321,837	26,273,380	27,137,930	26,195,269
Non-GAAP weighted average number of common shares outstanding - diluted	30,545,216	26,273,380	27,137,930	26,195,269
GAAP weighted average number of common shares outstanding - basic and diluted	27,321,837	26,273,380	27,137,930	26,195,269

Investor Relations Contact:
Staci Mortenson
ICR
646-706-7516
Email: investors@varonis.com

News Media Contact:
Mia Damiano
Merritt Group
703-390-1502
Email: damiano@merrittgrp.com